                                                                   Exhibit 23.5

                             CONSENT OF CONSULTANT


We consent to the inclusion of our appraisal(s) with respect to the property listed on the attached annex in or with any form (whether in paper or digital format, including any electronic media such as CD-ROM or the Internet) of any Prospectus Supplement or any other offering document relating to Morgan Stanley Capital I Inc., Commercial Pass-Through Certificates (which we understand is a type of "Securitization" defined as an offering of securities that, as applicable, are registered with the Securities Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Act") or are privately placed pursuant to an exemption from the Act, in which the property appraised is part of a pool of properties owned by various non-affiliated owners collateralizing such offering), and in any Registration Statement filed with the SEC that includes such a Prospectus Supplement and we consent to the reference to our firm under the caption "Experts" in any such Prospectus Supplement, offering document or Registration Statement.




                                            Firm: CB Commercial Real Estate
                                                  Group, Inc.



                                            By: /s/  Michael Breul
                                                -------------------------------

                                            Date: 5/19/98
                                                  -----------------------------

                        ANNEX TO CONSENT OF CONSULTANT


                     CB COMMERCIAL REAL ESTATE GROUP, INC.






NAME OF PROPERTY               MARKET STUDY OR APPRAISAL           DATED
----------------------------- ---------------------------   -------------------
MAGELLAN APARTMENT PORTFOLIO
-----------------------------
Acacia Park                            Appraisal            September 20, 1997
Bradbury Place                         Appraisal            September 22, 1997
El Royale                              Appraisal            September 22, 1997
Harbor Grand                           Appraisal            September 22, 1997
Rancho Las Brisas                      Appraisal            September 20, 1997
Sea Bluffs                             Appraisal            September 20, 1997